                                                                 EXHIBIT 10.2(b)


                   AMENDED AND RESTATED PAPER SUPPLY AGREEMENT

         THIS AMENDED AND RESTATED PAPER SUPPLY AGREEMENT (this "Agreement") is made and entered into as of October 28, 1999, by and among STONE CONTAINER CORPORATION, a Delaware corporation ("Seller"), S&G Packaging Company, L.L.C., a Delaware limited liability company ("Buyer") and GAYLORD CONTAINER CORPORATION, a Delaware corporation ("Gaylord").

         WHEREAS, Seller, Gaylord and Buyer have entered into a Paper Supply Agreement, dated as of July 12, 1996, as amended (the "Original Agreement").

         WHEREAS, on October 28, 1999, Seller and Gaylord have entered into a Securities Purchase Agreement (the "Purchase Agreement"), pursuant to which, among other things, Seller has agreed to sell all its membership interests in Buyer to Gaylord.

         WHEREAS, in furtherance of the transaction contemplated by the Purchase Agreement, the parties hereto wish to amend and restate the Original Agreement as set forth herein.

         NOW, THEREFORE, Seller agrees to sell and deliver unbleached kraft paper of the kind and quality hereinafter described ("Paper") to Buyer, and Buyer agrees to purchase Paper from Seller, all upon the terms and subject to the conditions set forth below:

         1. Term

         1.1 The initial term of this Agreement ("Initial Term") shall commence on the date hereof (the "Closing Date") and terminate on the date which is five years after the Closing Date (the "Initial Termination Date").

         1.2 Notwithstanding anything to the contrary set forth in Section 1.1 above, Buyer shall have the right to cause this Agreement to remain in full force and effect for an additional three year period (the "Option Period"), at its sole discretion, by giving prior written notice to Seller at least 90 days prior to the Initial Termination Date, in which case, this Agreement shall terminate on the date which is eight years after the Closing Date. (For purposes of this Agreement, "Term" shall mean the term of this agreement including the Initial Term and the Option Period, if applicable.)

         2.    Quantity

         2.1 Subject to the other terms and conditions hereof, in each year during the Term, Seller agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, the following quantities of Paper, which Paper shall have a basis weight of up to but not exceeding 40 lbs.:

               (i) during the year commencing on the Closing Date and ending 12 months thereafter: 5,000 tons per month;

               (ii) during the year commencing on the first anniversary of the Closing Date and ending 12 months thereafter: 4,000 tons per month;

               (iii) during all subsequent years of the Term, commencing on the second anniversary of the Closing Date: 3,000 tons per month.

         2.2 In addition, for up to three months after the Closing Date, Seller shall sell and deliver at the request of Buyer up to 3,000 tons per month of Paper in basis weights greater than 40 lbs. at the prices specified in
Section 3.1 below.

         2.3 Buyer agrees to make a good faith effort to order Paper from Seller in balanced monthly quantities as set forth in Section 2.1 above. Any shortfall from or excess of tons of Paper ordered in any month shall be taken into account in the sale and delivery of Paper in the following month.

         2.4 Seller shall not be obligated to sell and deliver and Buyer shall not be obligated to buy and accept Paper hereunder to the extent either party is unable to do so as a result of strikes or other labor slow downs or other labor-related difficulties, labor shortage, civil commotions, fire, explosions, flood, earthquakes, hurricanes or other acts of God, war, breakdowns or failure of plant machinery or equipment, delays in or lack of transportation, governmental priorities or allocation, delays of suppliers, scarcity or unavailability of raw materials, or any other cause beyond the reasonable control of Seller or Buyer, as the case may be.

         3.    Price.

         3.1 On the Closing Date, the delivered price per ton for Paper sold hereunder during the first calendar month of this Agreement shall be as follows:

               Basis Weight         Price                      Upcharge
               ------------         -----                      --------

               50 lb. and up        $ 390.00 for the             $  0
                                    first 90 days following
                                    the Closing Date, and
                                    $ 365.00 thereafter
               40 lb.               $ 440.00                     $ 75
               35 lb.               $ 465.00                     $100
               33 lb.               $ 490.00                     $125
               28-30 lb.            $ 505.00                     $140

As to deliveries made in each calendar month after such first calendar month, prices shall remain the same as for the preceding calendar month subject to adjustment upward or downward in accordance with Section 3.2 below. Prices shall be increased to account for price differentials for the various other grades of Paper to be purchased and sold hereunder, which increase shall be made in accordance with the upcharges set forth above.

         3.2 In the event that the price of 70 pound unbleached kraft paper as quoted in Pulp & Paper Week Price Watch increases or decreases from the price quoted in the immediately preceding issue of Pulp and Paper Week Price Watch, the price for deliveries made in the calendar month immediately following such increase or decrease shall be adjusted dollar for dollar by an amount per ton equal to such increase or decrease, as the case may be. If the range of prices is quoted in the Pulp & Paper Week Price Watch, the lowest price in the range shall be used for purposes of such adjustments. Notwithstanding the above, if Pulp & Paper Price Watch ceases to be published, the parties will negotiate in good faith to jointly determine a new formula to establish the delivered price of Paper. If the parties are unable to agree on a new formula, disagreements will be resolved in accordance with Section 21 hereunder.

         4. Taxes. Prices include freight but do not include sales, excise, use or other taxes not in effect or hereafter levied by reason of this transaction. All taxes (other than taxes based on Seller's income) are for the account of Buyer. Buyer shall provide Seller with Buyer's current sales tax certificate of exemption.

         5.    Terms of Payment

         5.1 Seller shall forward an invoice, dated the date of shipment, to Buyer at the time of shipment. For all grades of Paper, payment terms shall be:
1%, 30 days, net 60 days.



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
         5.2 Payments shall be remitted to the address specified on each invoice.

         6.    Orders and Shipments.

         6.1 Buyer agrees to provide Seller with written shipping instructions, which instructions shall be provided in sufficient time (and in any event at least 10 business days prior to the date of delivery) to permit Seller to make delivery within the periods specified in such instructions. Shipments will be made from Seller's mill by the least cost common carrier to the destinations designated by Buyer in writing. Buyer shall receive a per ton freight allowance of: (i) $30 on all orders of Paper produced by the Hodge, LA mill for delivery to the Hodge, LA bag plant (such allowance, the "Hodge Allowance"); and (ii) $25 on all orders of Paper produced by the Seminole, FL mill for delivery to the Yulee, FL bag plant. All written instructions provided by Buyer to Seller shall specify the grades desired, within the grade limitations set forth herein. Paper shall meet the specifications attached hereto as Exhibit A.

         6.2 Notwithstanding anything to the contrary set forth herein, Buyer shall receive the Hodge Allowance retroactively on all orders of Paper delivered to Buyer by Seller on or after May 1, 1999. Any amount of the Hodge Allowance to which Buyer is entitled to (but has not received) as of the date hereof shall be credited to Buyer by Seller and shall be deducted from any obligation of Buyer to make payments to Seller hereunder.

         7.    Most Favored Nations Status.

         7.1 Seller agrees that Buyer shall be entitled to "most favored nations" status as Seller's preferred customer, so that for each and every Price Period (as defined below), Buyer will be the lowest price buyer of kraft grocery bag or sack paper or any other product, irrespective of what it is called, which is used or intended to be used in the manufacture of retail bags, including, without limitation, grocery bags or sacks (such paper or other product, "Applicable Paper"), from Seller. By virtue of this consideration and at all times during the Term, Seller agrees that in the event Seller shall, directly or indirectly (such as through a subsidiary or an affiliate), charge during a particular Price Period a lower Effective Price (as defined below) for Applicable Paper to any other entity or person than is charged to Buyer during such particular Price Period, Seller shall promptly notify Buyer and provide Buyer with the opportunity to receive such lower Effective Price offered to such third person or entity on all pending or future purchases during such particular Price Period. For purposes of this Agreement, (i) "Effective Price" shall mean the price charged by Seller per ton of Applicable Paper of the same or similar quality and grade and (ii) "Price Period" shall mean, with respect to any particular Effective Price, a period commencing when Seller, directly or indirectly (such as through a subsidiary or an affiliate), charges such Effective Price to any person or entity (other than the Buyer) and ending when the price of Applicable Paper for which such Effective Price was charged is adjusted upwards in any subsequent issue of Pulp and Paper Week Price Watch.

         7.2 Notwithstanding anything to the contrary contained herein, the provisions of Section 7.1 hereof shall not apply to any sales or offers to sell Applicable Paper to Interstate Acquisition



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

Corp. ("Interstate") pursuant to the Paper Sales Agreement dated January 27, 1999 between Seller and Interstate (the "Interstate Agreement") or to Rosenbloom Paper Supply Co. ("RPSC") pursuant to the Paper Supply Agreement dated January 16, 1964, as amended, between Seller and RPSC (the "RPSC Agreement") but only for the duration and under the terms of such agreements as are currently in effect.

         8.    First Refusal Rights.

         8.1 Prior to directly or indirectly (such as through a subsidiary or an affiliate) selling or offering to sell Applicable Paper to any person or entity (other than Buyer or Gaylord), Seller shall deliver written notice (the "Sale Notice") to Gaylord by facsimile addressed to Frank Sobieralski, Director of Planning and Exchange Sales and Chuck Beech, Manager, Customer Service and Business Logistics at (847) 405-5642 (or any other person at any other facsimile number designated by Gaylord to Seller upon 3 days written notice). The facsimile transmission of the Sale Notice shall be confirmed by telephone message by Seller to Frank Sobieralski at (847) 405-5623, or in his absence to Chuck Beech at (847) 405-5581 (or to such other person at such other number designated by Gaylord to Seller upon 3 days written notice). The Sale Notice shall set forth in reasonable detail the terms and conditions of the proposed sale. Gaylord may elect to purchase all (but not less than all) of the Applicable Paper to be purchased upon the terms and conditions set forth in the Sale Notice(or, if less, at the prices determined in accordance with Section 7 herein) by delivering a written notice of such election to Seller by the end of the first business day following the business day on which Seller receives confirmation of proper transmission of such Sale Notice has been received by Buyer (which transmission shall be deemed proper if the requirements set forth in the second sentence of this Section 8.1 are complied with by Seller). In the event Gaylord does not elect to purchase all of the Applicable Paper as set forth in the Sale Notice pursuant to the terms thereof or of this Section 8.1, Seller may sell such Applicable Paper to such person or entity as set forth in the applicable Sale Notice; provided that, if such sale is not consummated within 10 business days after the applicable Sale Notice has been delivered to Gaylord, Seller shall not sell such Applicable Paper to any person or entity (other than Buyer or Gaylord), except pursuant to the procedures set forth in the first four sentences of this Section 8.1.

         8.2 Notwithstanding anything to the contrary contained herein, the provisions of Section 8.1 above shall not apply to any sales or offers to sell Applicable Paper to Interstate pursuant to the Interstate Agreement or to RPSC pursuant to the RPSC Agreement but only for the duration and under the terms of such agreements as are currently in effect.

         9. Records and Right to Audit. During the Term, and for a period of two years following the termination of this Agreement, Seller shall maintain clear, complete and accurate records of all documentation, invoices, orders and proposals relating to (i) any action intended (or reasonably calculated) to result in the sale of Applicable Paper by Seller to any person or entity (other than Buyer or Gaylord) and (ii) the determination of price pursuant to Section 3 hereunder. Seller shall make available to Gaylord's outside accountants and auditors its books and records (including, without limitation, all documentation required to be maintained by Seller under the preceding sentence) necessary to evidence compliance with the terms and conditions of Sections 7 and 8 hereof and the prices to be determined pursuant to Section 3 hereof, provided that Buyer and Gaylord covenant and agree neither to request nor accept any information from such outside accountants or auditors other than confirmation that the terms and conditions of Sections 3, 7 and 8 hereof are either being complied with or not being complied with, and further provided that such information shall not be disclosed to any person or used for any purpose except as may be necessary to carry out the intent and effectuate the purposes hereof.

         10. Warranty and Warranty Disclaimer. Seller warrants that all Paper sold pursuant hereto will conform to the specifications set forth on Exhibit A. The parties acknowledge that the specifications do not exceed normal industry standards. Any deviation in the paper descriptions, specifications or other provisions hereof must be consented to in writing by both Buyer and Seller. Should standards for bag paper materially change for the entire industry, and should Buyer request Seller to change its specifications accordingly, then Seller shall have the right to make the necessary capital expenditures to accomplish such changes within a reasonable time. Seller also warrants it will convey good and marketable title to the Paper, free and clear of any liens, claims or other encumbrances. The aforesaid warranties run only to Buyer and are non-assignable. Except as expressly set forth above, there is NO WARRANTY, REPRESENTATION OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING NO WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR PARTICULAR PURPOSE relating to such Paper and none shall be implied by law. As to the warranty expressly made with respect to the specifications referred to above, any claim by Buyer on account of breach of such warranty shall be deemed waived conclusively unless written notice thereof is given within 30 days of Buyer's receipt of Paper (or such other period as may be customary in the industry from time to time) and before use or alteration thereof and shall not apply to any Paper which shall have been damaged in any material way after title and risk of loss pass to Buyer. The foregoing limitations of warranty shall not apply to warranty of title. Seller shall have the right to either replace or repair any defective Paper, to refund the purchase price or credit Buyer therewith, or, with Buyer's concurrence, to grant a reasonable allowance on account of such defects, it being understood that if Seller no longer manufactures and sells Paper to Buyer under this Agreement, Seller shall refund the proper amount to Buyer; and SELLER'S LIABILITY AND BUYER'S EXCLUSIVE REMEDY FOR DEFECTIVE PAPER SHALL BE LIMITED TO REPLACEMENT, REPAIR, CREDIT OR ALLOWANCE AS SELLER MAY ELECT AND AS PROVIDED ABOVE AND SELLER SHALL NOT BE LIABLE FOR ANY OTHER LOSS OR DAMAGES, DIRECT, CONSEQUENTIAL, SPECIAL OR OTHERWISE, occasioned by defects or deficiencies in the Paper or for my other cause whatsoever. Seller shall be given reasonable opportunity to investigate all claims and no Paper shall be returned to Seller until receipt by Buyer of shipping instructions from Seller.




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

         11. Delays. In the event of delay or failure of performance not excused in accordance with the provisions of this Agreement, SELLER'S LIABILITY SHALL NOT EXCEED AND BUYER'S EXCLUSIVE REMEDY SHALL BE LIMITED TO THE EXCESS COSTS, if any, reasonably incurred by Buyer in procuring the undelivered portion of the Paper ordered from other sources. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY CONSEQUENTIAL, SPECIAL OR CONTINGENT DAMAGES. No Paper will be held after the time designated for shipment, except by mutual consent, and except that Seller may delay shipments pending settlement of any overdue indebtedness from Buyer to Seller. Notwithstanding anything to the contrary contained in this Agreement, delivery dates are approximate and delivery within a reasonable time of the dates specified shall be deemed full performance of Seller's obligations under this Agreement.

         12. Title and Risk of Loss. Title to, possession and risk of loss or damage of Paper sold hereunder shall pass to Buyer on delivery to the common carrier for such Paper at Seller's mill.

         13. Assignment. Any party hereto may assign this Agreement (a) in whole or in part to another corporation(s), partnership(s), or other business entity(ies) into or with which such party shall be merged, or to which all or substantially all of the assets of such party shall be conveyed or transferred, or to any subsidiary of such party, or (b) as a collateral assignment to its creditors. Except as provided above, no party hereto may assign this Agreement, or any part hereof, without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed). Upon any assignment as herein permitted, all the terms and provisions of this Agreement binding upon or inuring to the benefit of the assigning party shall be binding upon and inure to the benefit of the assignee. No assignment, consolidation, merger, sale or transfer by any other means shall relieve the assigning party of its obligations hereunder.

         14. Notices. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly provided herein or therein, be in writing und mailed (registered or certified), telecopied or delivered by hand or by reputable overnight courier service to the respective parties, as follows:

Gaylord:       Gaylord Container Corporation
               500 Lake Cook Road, Suite 400
               Deerfield, Illinois 60015
               Attention: David F. Tanaka
               Telecopy: (847) 405-5586

Seller:        Stone Container Corporation
               150 North Michigan Avenue
               Chicago, Illinois 60601-7568
               Attention: Leslie T. Lederer
               Telecopy: (312) 580-4919




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

Buyer:         S&G Packaging Company, L.L.C.
               500 Lake Cook Road, Suite 400
               Deerfield, Illinois 60015
               Attention: General Counsel
               Telecopy: (847) 405-5628

or in accordance with any subsequent written direction from the recipient party to the sending party. All such notices and other communications shall, except as otherwise expressly herein provided, be effective upon delivery if delivered by hand; one day after deposit with a reputable overnight courier service, delivery charges prepaid; five business days after deposit in the mail when mailed by registered or certified mail, postage prepaid; or in the case of telecopy, when received.

         15. No Implied Waiver; Writing Required. No delay or failure of any party in exercising any right, power or remedy under this Agreement shall affect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default or any such waiver of any provision or condition of this Agreement, must be in writing and shall be effective only to the extent in such writing specifically set forth.

         16. Complete Agreement. This Agreement, the Purchase Agreement and the other Transaction Agreements (as such term is defined in the Purchase Agreement) and the Exhibits and Schedules hereto and thereto contain the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement, the Purchase Agreement and the other Transaction Agreements and the Exhibits and Schedules hereto and thereto supersede any previous understandings or agreements (including without limitation the Original Agreement), whether written or oral, with respect to the subject matter hereof. This Agreement cannot be amended, modified or supplemented except by an instrument in writing executed by the parties hereto.

         17. Governing Law. This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

         18. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement.

         19. Headings. Section and subsection headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


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



         20. Counterparts. This Agreement may be executed in any number of counterparts and by either party hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

         21. Arbitration. Any dispute, controversy or claim, whether based on contract, tort, statute, fraud, misrepresentation or any other legal theory between the parties hereto, will be resolved according to the procedures set forth in Section 9.11 (Arbitration) of the Purchase Agreement (as in effect on the date hereof), disregarding the first clause of Section 9.11 which refers to Sections 2.2 and 8.6 of the Purchase Agreement.


                                   * * * * * *



















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


         IN WITNESS WHEREOF, each of the undersigned parties has caused its authorized representative to execute this Agreement as of the date first above written.

                                   GAYLORD CONTAINER CORPORATION


                                   By: /s/ Jeffrey B. Park
                                   ---------------------------------------------
                                   Its: Vice President and Corporate Controller
                                   ---------------------------------------------

                                   STONE CONTAINER CORPORATION


                                   By: /s/ Leslie Ledrer
                                   ---------------------------------------------
                                   Its: V.P., Secretary and General Council
                                   ---------------------------------------------


                                   S&G PACKAGING COMPANY, L.L.C.


                                   By: /s/ Thomas Cadden
                                   ---------------------------------------------
                                   Its: President
                                   ---------------------------------------------

                                    EXHIBIT A

                               S&G PACKAGING, LLC

                       RETAIL NATURAL KRAFT SPECIFICATIONS

          BASIS WEIGHT (#/3MSF)             MD TEAR          MULLEN               % MOISTURE                               HST
          (CONDITIONED @ 7.5% MOIS)         (GRAMS)           (PSI)                              MAX      (SECONDS)      % FORMIC
    GRADE        MIN           MAX            MIN              MIN       MIN         MAX        STREAK       MIN         ACID INK
----------------------------------------------------------------------------------------------------------------------------------
      28         26.6          29.4            36              15        3.0        7.5         8.5            15           1
----------------------------------------------------------------------------------------------------------------------------------
      30         28.5          31.5            38              16        3.0        7.5         8.5            15           1
----------------------------------------------------------------------------------------------------------------------------------
      33         31.4          34.7            45              17        3.0        7.5         8.5            15           1
----------------------------------------------------------------------------------------------------------------------------------
      35         33.3          36.8            50              19        3.0        7.5         8.5            15           1
----------------------------------------------------------------------------------------------------------------------------------
      40         38.0          42.0            63              23        3.5        8.0         9.0            35           1
----------------------------------------------------------------------------------------------------------------------------------
      45         42.8          47.3            72              26        3.5        8.0         9.5            35           1
----------------------------------------------------------------------------------------------------------------------------------
      50         47.5          52.5            86              30        4.0        8.5         9.5            50           2
----------------------------------------------------------------------------------------------------------------------------------
      57         54.2          59.9            97              34        4.5        8.5         9.5            50           2
----------------------------------------------------------------------------------------------------------------------------------
      60         57.0          63.0           112              37        4.5        8.5         9.5            50           2
----------------------------------------------------------------------------------------------------------------------------------
      63         59.9          66.2           117              39        4.5        8.5         9.5            50           2
----------------------------------------------------------------------------------------------------------------------------------
      65         61.8          68.3           121              40        4.5        8.5         9.5            50           2
----------------------------------------------------------------------------------------------------------------------------------
      67         63.7          70.4           126              42        4.5        8.5         9.5            50           2
----------------------------------------------------------------------------------------------------------------------------------
      70         66.5          73.5           131              44        4.5        8.5         9.5            50           2
----------------------------------------------------------------------------------------------------------------------------------
      73         69.4          76.7           136              47        4.5        8.5         9.5            50           2
----------------------------------------------------------------------------------------------------------------------------------
      75         71.3          78.8           141              49        4.5        8.5         9.5            50           2
----------------------------------------------------------------------------------------------------------------------------------
      80         76.0          84.0           150              53        4.5        8.5         9.5            50           2

CALIPER: ROLL AVERAGE MUST BE WITHIN +/- 0.001 INCH OF MILL TARGET. ROLL VARIATION MUST BE NO GREATER THAN +/- 0.001 INCH
    HST:  REFLECTANCE ENDPOINT = 80%